Exhibit 21


                   UniSource Energy Corporation Subsidiaries



                                               State or Other Jurisdiction
       Subsidiary                           of Incorporation or Organization
       ----------                           --------------------------------

Tucson Electric Power Company (TEP)                       Arizona

   Subsidiaries of TEP
   -------------------
   Escavada Company                                       Arizona
   Sabino Investing Inc.                                  Delaware
   San Carlos Resources Inc.                              Arizona
   Santa Cruz Resources Inc.                              Delaware
   Sierrita Resources Inc.                                Delaware
   Tucson Resources Inc.                                  Delaware
   Tucsonel Inc.                                          Arizona


Millennium Energy Holdings, Inc.                          Arizona

   Subsidiaries of Millennium Energy Holdings, Inc.
   ------------------------------------------------
   Advanced Energy Technologies, Inc.                     Arizona
   Global Energy Solutions                                Arizona
   Global Solar Energy, Inc.                              Arizona
   Global Solar Energy International Holdings             Cayman Islands
   Global Solar Energy Technologies                       Mauritius
   Global Solar Holdings, L.L.C.                          Arizona
   Infinite Power Solutions, Inc.                         Arizona
   Ion International                                      Arizona
   MEH Corporation                                        Arizona
   MicroSat Systems, Inc.                                 Colorado
   Nations Curacao Ltd.                                   Cayman Islands
   Nations Energy Corporation                             Arizona
   Nations International Ltd.                             Cayman Islands
   Nations International Holdings, Ltd.                   Cayman Islands
   Nations Panama Energy Corp.                            Panama
   Productos de Concreto Internacionales,
      S. de R.L. de C.V.                                  Mexico
   Sentinel Concrete Utility Poles, L.L.C.                Arizona
   Southwest Energy Solutions, Inc.                       Arizona
   Suministradora de Materiales Organicos,
      S.R.L. de C.V.                                      Honduras
   SWPP International Ltd.                                Cayman Islands
   SWPP Investment Company                                Arizona